                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.4

                                  UNITIVE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                                     JUNE 30,
                                                                                                       2004
                                                                                                ------------------
                                                                                                    (UNAUDITED)
                                              ASSETS
Current assets:
      Cash and cash equivalents..............................................................   $            1,907
      Accounts receivable, net of allowance of $111..........................................                2,008
      Due from affiliates ...................................................................                  166
      Inventories ...........................................................................                  336
      Prepaid expenses and other current assets..............................................                   50
                                                                                                ------------------
                  Total current assets.......................................................                4,467
Property, plant and equipment, net...........................................................                7,894
Intellectual property rights, net............................................................                5,162
Restricted cash..............................................................................                  125
Other assets ................................................................................                  189
                                                                                                ------------------
                  Total assets...............................................................   $           17,837
                                                                                                ==================

         LIABILITIES AND CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts Payable ......................................................................   $            1,463
      Due to affiliate ......................................................................                   18
      Current portion of notes payable to stockholders.......................................                  476
      Current portion of long-term debt......................................................                2,446
      Accrued expenses.......................................................................                  645
                                                                                                ------------------
                  Total current liabilities..................................................                5,048
Notes payable to stockholders, net of current portion........................................                  251
Long-term debt, net of current portion.......................................................                2,086
                                                                                                ------------------
                  Total liabilities..........................................................                7,385
Convertible preferred stock and stockholders' equity:
        Series A-1 convertible preferred stock, $0.01 par value; authorized shares
         37,408,837; issued and outstanding shares 24,874,830; aggregate liquidation
         preference of $24,874,830...........................................................                  260
        Series A-2 convertible preferred stock, $0.01 par value; authorized shares
         20,601,163; issued and outstanding shares 8,101,163; aggregate liquidation
         preference of $8,101,163............................................................                   81
        Series A-3 convertible preferred stock, $0.01 par value; authorized shares
        25,600,201; zero shares issued and outstanding.......................................                    -
        Series A-1, Series A-2, Series A-3 convertible preferred stock warrants..............                6,374
        Common Stock, $0.01 par value; authorized shares 250,000,000;
        issued and outstanding shares 60,755,161.............................................                  607
      Additional paid-in capital.............................................................               74,958
      Unearned compensation..................................................................               (1,365)
      Common stock warrants..................................................................                  320
      Accumulated deficit....................................................................              (70,783)
                                                                                                ------------------
Total convertible preferred stock and stockholders' equity...................................               10,452
                                                                                                ------------------
Total liabilities, convertible preferred stock and stockholders' equity......................   $           17,837
                                                                                                ==================

                                  UNITIVE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                           FOR THE SIX MONTHS ENDED
                                                     JUNE 30,
                                           ------------------------
                                             2004             2003
                                           -------          -------
                                                   (UNAUDITED)
Revenues ...............................   $ 6,257          $ 3,803
Cost of revenues .......................     7,629            4,996
                                           -------          -------
Gross loss .............................    (1,372)          (1,193)
                                           -------          -------
Sales and marketing ....................       353              263
Research and development ...............     1,115              879
General and administrative .............     1,518            1,034
                                           -------          -------
Operating loss .........................    (4,358)          (3,369)
                                           -------          -------
Other expense:
      Interest expense, net ............       458              309
      Loss in equity investee ..........       190              682
                                           -------          -------
            Total other expense ........       648              991
                                           -------          -------
Net loss ...............................   $(5,006)         $(4,360)
                                           =======          =======

                                  UNITIVE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                FOR THE SIX MONTHS ENDED
                                                                                                          JUNE 30,
                                                                                       ------------------------------------------
                                                                                              2004                    2003
                                                                                       ------------------      ------------------
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
Net loss ............................................................................  $           (5,006)     $           (4,360)
      Adjustments to net cash used in operating activities --
      Equity in loss of equity investee..............................................                 190                     682
      Depreciation and amortization..................................................               1,739                   1,493
      Non-cash compensation charges..................................................                 511
      Changes in assets and liabilities excluding effects of acquisition.............                (846)                     (4)
                                                                                       ------------------      ------------------
         Net cash used in operating activities.......................................              (3,412)                 (2,189)
                                                                                       ------------------      ------------------
Cash flows from investing activities:
Purchases of property, plant and equipment...........................................              (1,975)                    (49)
                                                                                       ------------------      ------------------
         Net cash used in investing activities.......................................              (1,975)                    (49)
                                                                                       ------------------      ------------------
Cash flows from financing activities:
   Payments on long-term debt and notes payable to stockholders......................              (1,640)                   (399)
                                                                                       ------------------      ------------------
         Net cash used in financing activities.......................................              (1,640)                   (399)
                                                                                       ------------------      ------------------
Net decrease in cash and cash equivalents............................................              (7,027)                 (2,637)
Cash and cash equivalents, beginning of period.......................................               8,934                   6,516
                                                                                       ------------------      ------------------
Cash and cash equivalents, end of period.............................................  $            1,907      $            3,879
                                                                                       ==================      ==================
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest.........................................  $              400      $              288
                                                                                       ==================      ==================

                                  UNITIVE, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

1.    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION

On January 30, 2001, Unitive Electronics, Inc. ("UEI") and Unitive International, Ltd. ("UIL") became the wholly-owned subsidiaries of Unitive, Inc. (the "Company"), a Delaware corporation, through a share exchange. The Company, located in Research Triangle Park, North Carolina, is a provider of advanced semiconductor packaging solutions offering wafer-level and turn-key die-level processing, engineering and design services to electronics manufacturers.

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated condensed financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited condensed consolidated financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company derives revenues from services provided in connection with the processing and packaging of its customers' semiconductor products. The Company recognizes revenue when a purchase order has been executed, the price is fixed and determinable, delivery of services has occurred and the products have been shipped, and collection of the purchase order price is considered probable and can be reasonably estimated.

                                  UNITIVE, INC.

                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations, notes payable to stockholders, and long-term debt. In management's opinion, the carrying amounts of these financial instruments approximate their fair values at June 30, 2004.

INVENTORY

Inventories are carried at the lower of cost or market using the first-in, first-out ("FIFO") method. Inventory consists primarily of raw materials.

RESEARCH AND DEVELOPMENT

Research and development expenses are charged to operations as incurred. Research and development expenses include direct costs and allocated salaries, employee benefits and applicable indirect costs.

EQUIPMENT AND FURNITURE

Equipment and furniture is stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the respective assets. Depreciation expense for the six months ended June 30, 2004 and 2003 totaled $1,303 and $1,326, respectively. Expenditures for maintenance and repairs are charged to operations; major expenditures for renewals and betterments are capitalized and depreciated. Estimated useful lives are as follows:

Equipment                                         3 to 5 years

Leasehold improvements                            3 years

Furniture and fixtures                            5 years

                                  UNITIVE, INC.
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTELLECTUAL PROPERTY RIGHTS

Intellectual property rights are capitalized and amortized over the estimated useful life of the licensed technologies. Amortization is calculated based upon the number of units produced during the period as a percentage of the total number of units expected to be produced using the licensed technology. The Company recorded amortization expense of $436 and $167 related to its intellectual property rights for the six months ended June 30, 2004 and 2003, respectively.

Additionally, certain intellectual property rights are amortized based upon annual revenue recognized to total expected revenue related to the intellectual property. During 2004, the Company did not record amortization related to $1,071 of its intellectual property as no related revenue was recognized.

RESTRICTED CASH

During 2003, the Company entered into a new lease for its corporate office and certain operations, which required the issuance of an irrevocable, unconditional, standby letter of credit for $125. The restricted cash balance as of June 30, 2004 includes a $125 certificate of deposit that secures this letter of credit. At the option of the Company, the letter of credit may be reduced by 20% on each anniversary of the lease agreement.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                                  UNITIVE, INC.
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which gives companies the option to adopt the fair value method for expense recognition of employee stock options and other stock-based awards or to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") with pro forma disclosures of net income (loss) as if the fair value method had been applied. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS No. 148 amends SFAS No. 123, to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected to apply the provisions of APB 25 for stock option and other stock-based awards. The following table illustrates the effect on net loss for the six months ended June 30, 2004 and 2003 had the Company applied the fair value recognition provisions of SFAS 123 for its option grants to employees:

                                                                                  JUNE 30, 2004                JUNE 30, 2003
                                                                                  -------------                -------------
Net loss, as reported                                                                $(5,006)                     $(4,360)
Deduct total stock-based employee compensation expense determined
 under the fair value based method for all awards, net                                   (39)                         (38)
                                                                                     ------------------------------------
Pro forma loss                                                                       $(5,045)                     $(4,398)
                                                                                     ====================================

The Company computes fair value for employee stock options using the minimum value option-pricing model. The assumptions used in this model to estimate fair value and the resulting values are as follows:

                                       JUNE 30, 2004               JUNE 30, 2003
                                       -----------------------------------------
Expected dividend yield                      -                           -
Risk-free interest rate                    3.6%                        2.1%
Expected life (in years)                     4                           4

                                  UNITIVE, INC.
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT IN UNITIVE SEMICONDUCTOR TAIWAN CORPORATION

The Company's investment in Unitive Semiconductor Taiwan Corporation ("USTC") is accounted for using the equity method, as prescribed by APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18") since the Company is able to exert influence through its collaborative services agreement and representation on the USTC board of directors. The Company's ownership percentage at June 30, 2004 was approximately 18.4%. USTC provides semiconductor processing services in Taiwan. The Company recorded a loss of $190 and $682 for the six months ending June 30, 2004 and 2003, respectively, in accordance with the requirements of APB 18 for its share of the losses incurred by USTC. As of June 30, 2004, the Company's investment in USTC had been written down to zero since its share of USTC losses had exceeded the carrying value of the investment. The Company does not have any requirements to fund future obligations of USTC.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has no current provision for income taxes. Due to the history of losses by the Company, management has determined that a valuation allowance is needed to reduce the net deferred tax asset to zero.

2. ACCRUED EXPENSES

Accrued expenses consist of the following at June 30, 2004:

Accrued compensation and benefits                                                                      $  211
Accrued property taxes                                                                                    137
Accrued legal and professional fees                                                                        35
Other accrued expenses                                                                                    262
                                                                                                       ------
Accrued expenses                                                                                       $  645
                                                                                                       ======

                                  UNITIVE, INC.
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

3. NOTES PAYABLE TO STOCKHOLDERS

In October 2002, the Company executed a promissory note for $440 with a stockholder in lieu of paying facility rent. The note was unsecured and accrued interest at a rate of 7.5% annually. During November 2003, the Company negotiated a new promissory note with this stockholder for $440 in exchange for the outstanding balance of the previous promissory note of $277, which included accrued interest of $31, and as consideration for $163 of unpaid rent. The promissory note is unsecured and bears interest at the rate of 7.5% annually. As of June 30, 2004, the outstanding principal balance of the promissory note was $340, of which $223 is due by June 30, 2005.

In October 2002, the Company executed a promissory note for $462 with another stockholder in lieu of paying certain management expenses. The note was unsecured and accrued interest at a rate of 7.5% annually. During November 2003, the Company negotiated a new promissory note for $500 in exchange for the outstanding balance of the previous promissory note of $240, which included accrued interest of $20, and as consideration for outstanding payables of $260 related to management expenses. The promissory note is unsecured and bears interest at the rate of 7.5% annually. As of June 30, 2004, the outstanding principal balance of the promissory note was $387, of which $253 is due by June 30, 2005.

4. LONG-TERM DEBT

In November 2003, the Company entered into a loan and security agreement (the "Loan Agreement") with two lenders that provides up to $6,000 of financing. Borrowings under the Loan Agreement will be evidenced by promissory notes that bear interest at a rate equal to the interest rate of the three-year treasury note at the time of funding, plus 740 basis points. The Company may prepay the outstanding balance of the promissory notes in whole by giving thirty days written notice to the lenders. However, the Company will be required to pay a premium of 5%, 3%, or 1% if any of the borrowings are prepaid during the first twelve, twenty-four, or thirty-six month period, respectively. The obligations under the Loan Agreement are secured by substantially all of the assets of the Company. The terms of the Loan Agreement permit the Company to incur additional indebtedness of up to $1,000, provided that such indebtedness is used for the financing of capital expenditures and may be secured with only the equipment purchased.

As of June 30, 2004, the Company had issued promissory notes totaling $4,000 to the two lenders. The actual proceeds remitted to the Company were $3,872, which excluded the first month's principal and interest payments. The weighted average interest rate of the promissory notes is approximately 9.8%. The terms of the Loan Agreement require that the Company make a terminal payment equal to 5.5% of the original principal amount of the promissory notes on the maturity date. This terminal payment is in addition to the repayment of the full principal amount of the notes. The Company is accruing the terminal payment amount related to the outstanding notes with a corresponding charge to interest expense over the term of the promissory notes. The Company issued an additional $1,000 subsequent to June 30, 2004 under this Loan Agreement (see Note 7).

In connection with the Loan Agreement, the Company issued 300,000 warrants to purchase Series A-1 preferred stock at an exercise price of $0.20 per share to the two lenders. The warrants expire in 2013. The Company recorded the 300,000 warrants at their estimated fair value of $55 as a discount on the debt, which is being amortized to interest expense over the term of the promissory notes. The Company determined the fair value of the warrants using the Black-Scholes valuation model.

                                  UNITIVE, INC.
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

4. LONG-TERM DEBT (CONTINUED)

The borrowings under the promissory notes outstanding as of June 30, 2004 are payable in full by December 31, 2006. Future minimum principal payments as of June 30, 2004 are as follows:

July 1, 2004 - June 30, 2005                                                                  $  1,261

July 1, 2005 - June 30, 2006                                                                     1,390

After June 30, 2006                                                                                903
                                                                                              --------
Total minimum principal payments                                                                 3,554
                                                                                              --------
Less unamortized debt discount                                                                     (52)

Less unamortized terminal payments                                                                (180)

Less current portion                                                                            (1,261)
                                                                                              --------
Long-term portion                                                                             $  2,061
                                                                                              ========

5. LEASE COMMITMENTS

The Company leases manufacturing equipment and a telephone system with an aggregate cost of approximately $6,163 at June 30, 2004, under capital lease arrangements which expire at various dates through 2005. Certain leases contain renewal provisions and escalation clauses. Amortization of assets under capital leases is included in depreciation and amortization expense.

Future minimum lease payments, by period and in the aggregate, under capital leases with initial terms of one year or more at June 30, 2004 are as follows:

                                                  CAPITAL LEASES
                                                  --------------
July 1, 2004 - June 30, 2005                        $   1,124

July 1, 2005 - June 30, 2006                              292
                                                    ---------
Total minimum lease payments                            1,416

Less amount representing interest                        (188)
                                                    ---------
Present value of net minimum lease payments             1,228

Less unamortized debt discount                            (18)

Less current portion                                   (1,185)
                                                    ---------
Long-term portion                                   $      25
                                                    =========

                                  UNITIVE, INC.
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

6. RELATED PARTY TRANSACTIONS

During 2004, the Company entered into several transactions with one of its stockholders. These transactions involved leasing certain facilities from the stockholder and contracts for certain services to be provided by the stockholder to the Company. Additionally, the transactions included certain utility costs, clean room costs and other related expenses. Below are the approximate amounts related to these transactions for the six months ended June 30, 2004.

Rent expense                                                                                             $   510

Research and development costs                                                                                13

Utilities and other expenses                                                                                 210

Clean room and other related expenses                                                                        189

Interest on note payable (Note 3)                                                                             16

At June 30, 2004, the Company owed the stockholder approximately $33, related to these activities. These amounts are included in accounts payable and accrued expenses. The Company also owes this stockholder amounts under a note payable agreement (See Note 3).

The Company had accounts receivable of approximately $166 due from USTC as of June 30, 2004, which have been reflected within accounts receivable in the accompanying balance sheet. The Company owed approximately $18 to USTC in connection with amounts collected on behalf of USTC but not remitted as of June 30, 2004. These balances have been reflected as due to affiliate in the accompanying balance sheet.

STOCKHOLDERS' NOTES RECEIVABLE

In consideration for the issuance of the Company's Series B preferred stock, various key employees executed promissory notes in January 2001, in the principal amount of $420 and are included in Stockholders' Equity. The notes bear interest at the rate of 6.5% per annum and are due and payable five years from the date of issuance. The notes are full recourse, and in addition, each of the individuals has pledged the common stock as collateral to secure the obligations under the notes.

During March 2004, the Board of Directors of the Company amended the promissory notes to provide for the forgiveness of the outstanding principle balance and accrued interest upon a change in control, as defined. Upon cancellation of the promissory notes, the holders must remit the shares of common stock pledged as collateral to the Company. In connection with this amendment, the Company recorded compensation expense of $420 within general and administrative expenses in the accompanying statement of operations for the six-month period ended June 30, 2004.

                                  UNITIVE, INC.
   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

7. 2004 EQUITY INCENTIVE PLAN

During March 2004, the Board of Directors of the Company approved the 2004 Equity Incentive Plan (the "2004 Plan"). Pursuant to the 2004 Plan, during March, June and July 2004, the Company issued an aggregate 5,000,000 options to purchase Series A-1 preferred stock at a exercise price of $0.10 per share, 3,000,000 options to purchase Series A-3 preferred stock at an exercise price of $0.01 per share, and 4,000,000 options to purchase 4,000,000 shares of common stock at an exercise price of $0.01 per share. The options generally vest over a period of 4 years. However, the vesting is subject to acceleration upon a change in control, as defined in the 2004 Plan. In connection with the issuance of these options, the Company measured compensation expense of $1,456, of which $91 was recorded within general and administrative expenses in the accompanying statement of operations for the six-month period ended June 30, 2004.

8. SUBSEQUENT EVENTS

On August 19, 2004, Amkor Technology, Inc. purchased approximately 93.0% of the capital stock of the Company at a purchase price of $28,000,000. The selling stockholders of the Company are also entitled to receive additional consideration of up to $55,000,000. The additional consideration will be determined based on a formula set forth in the Stock Purchase Agreement that includes a final determination of the Company's EBITDA, as defined, for the nine-month period ended March 31, 2005.

On August 19, 2004, the Company issued a promissory note totaling $1,000,000 in connection with the Loan Agreement executed in November 2003 (see Note 4) in order to finance certain capital expenditures. The terms of the promissory note are substantially the same as the promissory notes outstanding at December 31, 2003 under the Loan Agreement. On October 27, 2004 the Company repaid $4.3 million in cash consideration for all outstanding related to the promissory notes under the Loan Agreement, which included accrued interest and early payment fees. The funding for the payment of these promissory notes was provided by Amkor.

As is typical in the semiconductor and other high technology industries, from time to time, others may in the future assert, that the Company's products or manufacturing processes infringe on their intellectual property rights. Subsequent to year-end, the Company received correspondence from a third party indicating that a potential unasserted claim may exist related to the use of certain intellectual property. In the opinion of management, if a legal claim is made in the future, the Company would vigorously defend itself or would likely prevail. However, no assurance can be given to the outcome of any potential future litigation.